EXHIBIT 11.1

REGULATION OF THE DIRECTOR OF FINANCE AND RISK MANAGEMENT

OF PERUSAHAAN PERSEROAN (PERSERO)

PT TELEKOMUNIKASI INDONESIA Tbk

PR.705.02/r.00/HK270/COP-KOF00000/2024

ON

INSIDER TRADING

DIRECTOR OF FINANCE AND RISK MANAGEMENT

OF PERUSAHAAN PERSEROAN (PERSERO)

PT TELEKOMUNIKASI INDONESIA Tbk

Considering	:
a.
whereas Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk (“Telkom”) is a Public Company whose shares are listed on the Indonesia Stock Exchange and with American Depository Shares (each one representing 100 Series B shares in Telkom) (“ADRs”) on the New York Stock Exchange;
b.
whereas Telkom as a Public Company whose shares are listed on the Indonesia Stock Exchange and with ADRs listed on the New York Stock Exchange has an obligation to comply with applicable regulations on Insider Trading promulgated by the capital markets authorities of Indonesia and the United States of America and applicable stock exchange rules;
c.
whereas in order to support the fulfilment of obligations as referred to in paragraph b, it is necessary for the Company to establish an internal policy that regulates the provisions and mechanisms for the purpose of insider trading conduct within Telkom group;
d.
whereas based on the consideration as referred to in paragraph c, it is necessary to establish the Regulation of the Director of Finance and Risk Management on Insider Trading.

Considering	:
1.
The Articles of Association of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk which has been published in the State Gazette of the Republic of Indonesia Number 5 dated 17 January 1992, Supplement to the State Gazette of the Republic of Indonesia Number 210, as amended several times and the last amendment having been approved and recorded in the database of the Legal Entities Administrative System of the Ministry of Law and Human Rights of the Republic of Indonesia Number:  AHU-

0044650.AH.01.02 Tahun 2022 dated 29 June 2022 on the Approval of Amendment to the Articles of Association of the Limited Liability Company of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk;
2.
Resolutions of the Annual General Meeting of Shareholders for the Fiscal Year of 2023 of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk dated 3 May 2024, as stated in Deed of Statement of Resolutions of the Annual General Meeting of Shareholders of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk Number 58 dated 28 May 2024 made by Notary Ashoya Ratam, S.H., M.Kn. which has been notified to the Minister of Law and Human Rights of the Republic of Indonesia as contained in Letter of Receipt of Notification of Amendment to the Company Data Number: AHU-AH.01.09-0208097 dated 30 May 2024;
3.
Regulation of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk Number: KD.36/HK290/COP-D0053000/2009 dated 20 November 2009 on Integrity Pact;
4.
Regulation of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk Number PD.601.00/r.00/HK000/C00-D0030000/2011 dated 1 April 2011 on Corporate Governance Regulations;
5.
Regulation of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk Number: PD.602.00/r.00/HK000/C00-D0030000/2011 dated 20 May 2011 on GCG Management Guidelines of Telkom Group;
6.
Regulation of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk Number PD.202.11/r.06/HK250/COP-A0200000/2024 dated 29 July 2024 on the Organization of Corporate Offices of Telkom Group;
7.
Regulation of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk Number PD.202.47/r.09/HK.200/COP-A0200000/2024 dated 2 September 2024 on Organization of Finance and Risk Management;
8.
Regulation of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk Number: PR.202.43/r.07/HK.250/COP-A0200000/2024 dated 1 October 2024 on Organization of the Sub-Directorate of Finance and Risk Management.

RESOLVES

Determines	:	REGULATION OF THE DIRECTOR OF FINANCE AND RISK MANAGEMENT OF PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASl INDONESIA Tbk ON INSIDER TRADING.

CHAPTER I

GENERAL PROVISIONS

Article 1

Definitions

In this Regulation, the following capitalized terms are ascribed the meaning as set out below:

a.	Blackout Period is a certain mandatory period during which Insiders are prohibited from performing Securities Transactions involving Company Securities;
b.	Stock Exchange is any entity that organizes and provides systems and mechanisms for matching buy and sell offers for the Securities from parties who wish to trade in such Securities;
c.

Securities are financial instruments, including but not limited to debt acknowledgment letters, commercial papers, bonds, stocks, evidence of debt, futures contracts on the Securities, and any derivatives of the Securities issued by an issuer or a public company;

d.

Material Information is important and relevant information or facts concerning events, occurrences, or circumstances that may affect the price of the Securities on any Stock Exchange and/or the decision of the investor, prospective investor, or other Parties who are interested in such Information or facts;

e.	Insider Information is any Material Information possessed by an Insider that has not been previously released to the general public;
f.	Public Information is any Material Information that has been publicly disclosed through authorized channels;
g.	Insider Trading is a Security Transaction in securities of an issuer or a public company performed by Insiders;
h.	Insider is a:
1.	acommissioner, director, or employees of an issuer or public company;
2.	a major shareholders of an issuer or public company;
3.	a Party who, by virtue of his/her position, profession, and/or because of his/her business relationship with an issuer or a public company, allows such person to obtain Insider Information;
4.	A party who within the last 6 (six) months are no longer a party who acts as referred to in numbers 1, 2, and 3.
i.

Main Shareholders is any party who either directly or indirectly holds at least 20% (twenty percent) of the total voting rights of all shares who have voting rights issued by an issuer or public company or any lower amount as determined by the Financial Services Authority;

j.	Other Party is an individual, company, joint venture, or group that is not classified as an Insider and is not engaged in transactions with the Company;
k.	Telkom or Company is Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia Tbk;
l.	Tipping is the action of an Insider to inform the Other Party on the Material Information that has not been announced to the public;
m.	Securities Transactions is the activity of buying and selling Securities;
n.	Working Unit is an organizational unit led by an official at the level of:
1.	Band I Position for a permanent definitive organization; or
2.	Band I Position or Band II position for a temporary definitive organization.

Article 2

Purposes and Objectives

(1)

The purpose of this Policy is to provide guidelines in regulating Insider Trading within Telkom, so that Securities Transactions involving the Company’s Securities and the Securities of issuers, public companies or other companies conducting transactions with Telkom are conducted by Telkom’s Insiders in accordance with the principles of fairness and honesty.

(2)	The objectives of this Policy are as follows:
a.	To fulfil Telkom’s obligations to the relevant capital markets authorities by implementing the Insider Trading policies within the Company;
b.	To act as a preventive measure taken by the Company to avoid violations related to Insider Trading in the Securities Transactions involving Company Securities and the Securities Transactions of issuers or public companies or other companies that are conducting transactions with Telkom by Telkom’s insiders;
c.	To maintain the confidentiality of the Insider Information of Telkom from Other Parties; and
d.	To support the implementation of good corporate governance practices in managing Insider Trading practice within the Company.

Article 3

Scope

The scope of this Regulation are as follows:

a.	Provisions related to Insider Trading;
b.	Provisions related to Blackout Period;
c.	Securities Transactions that are not prohibited for the Insiders of Telkom; and
d.	Obligations of Insiders to report their Securities Transactions involving the Company’s Securities.

CHAPTER II

PROVISIONS RELATING TO INSIDER TRADING

Article 4

Insider Information of Telkom

(1)	Insider Information of Telkom comprises non-public Material Information relating to:
a.	Telkom; or
b.	other issuers, public companies or other companies that are engaged in transactions with Telkom.

(2)	Below are examples of Insider Information of Telkom as defined in paragraph (1):
a.	Plans for mergers, acquisitions, joint ventures, significant asset sales, or other strategic plans that are pending or proposed by Telkom or any issuer, public company or other company engaged in transactions with Telkom;
b.	Annual financial statements of Telkom;
c.	Quarterly financial statements of Telkom;
d.	Annual reports of Telkom;
e.	Plans to offer or issue Securities to be issued by Telkom,issuers,public companies or other companies that are engaged in transactions with Telkom;
f.	Plans to conduct stock splits, share mergers, or share buybacks;
g.	Dividend distribution plans of Telkom;
h.	Telkom’s plans relating to regulatory ratification, registration or issuance of patents, investigations, and other legal matters;
i.	Telkom’s plans to change the management of Telkom, of issuers, public companies or other companies that are engaged in transactions with Telkom;
j.	Telkom’s plans to launch new products; and
k.	Other material information that may affect the price or value of Securities of Telkom, issuers, public companies or other companies that are engaged in transactions with Telkom.

Article 5

Prohibition on Tipping

Insiders of Telkom are prohibited from using information about Telkom to:

a.	Influence Other Parties to conduct Securities Transactions involving the Company’s Securities; and
b.	Convey and disseminate the Insider Information of Telkom to Other Parties who can be reasonably expected to use such inside Information to carry out the Securities Transactions involving the Company’s Securities.

Article 6

Prohibition on Tipping Information Regarding Issuers, Public Companies or Other Companies that are Engaged in Transactions with Telkom

In relation to Information regarding issuers or public companies or other companies that are engaged in transactions with Telkom, the Insiders of Telkom are prohibited from:

a.	Influencing Other Parties to carry out the Securities Transactions involving the Securities of issuers, public companies or other companies that are engaged in transactions with Telkom; or
b.	Conveying and disseminating Material Information regarding,issuers,public companies or other companies that are engaged in transactions with Telkom to Other Parties who can be reasonably expected to use such inside Information to conduct Securities Transactions involving Securities issued by such issuers, public companies or other companies.

CHAPTER III

PROVISIONS OF BLACKOUT PERIOD

Article 7

Blackout Period

(1)	The Blackout Period imposed by Telkom is divided into:

a. A periodic Blackout Period; and

b. A Blackout Period for other specific periods of time.

(2)	The Periodic Blackout Period starts 5 (five) business days before Insider Information of Telkom becomes Public Information, specifically before the release of:
a.	the quarterly financial statements; and
b.	the annual financial statements.

(3)	The Blackout Period for specific periods of time applies when there is a corporate action or other events that may affect the price of the Company's Securities.

(4)	The Company will notify Insiders of Telkom of the implementation of the Blackout Period using the format set out in Appendix IV of this Policy.

(5)	During the Blackout Period, Insiders of Telkom are prohibited from:
a.	conducting Securities Transactions involving the Company’s Securities in order to gain personal profits;
b.	conducting Securities Transactions involving the Securities of issuers, public companies or other companies that are currently engaged in a transaction with Telkom; and
c.	using Insider Information of Telkom to request other parties to conduct Securities Transactions involving the Company’s Securities.

Article 8

Implementation of Periodic Blackout Period

(1)	The Company shall enforce a Periodic Blackout Period in accordance with Article 7 paragraph (1), paragraph (2), and paragraph (3) of this Policy.

(2)	The Periodic Blackout Period is implemented automatically without any prior determination by the working unit that manages the Investor Relations function.

(3)

Notification on the implementation of the Periodic Blackout Period to Insiders of Telkom is done by the Working Unit that manages the Investor Relations function assisted by the Working Unit that manages employee and Company communication.

(4)	The implementation process for the Periodic Blackout Period shall follow the guidelines as set out in the Appendix I of this Regulation.

Article 9

Implementation of Blackout Period for Specific Periods of Time

(1)

The Company implements the Blackout Period for specific periods of time as determined by the Working Unit that manages the investor relations function if there are any proposed corporate actions that falls under the category of Insider Information of Telkom as referred to in Article 4 of this Regulation.

(2)

The Company may enforce the Blackout Period for specific periods of time if there are any proposed corporate actions that, in the opinion of the Working Unit that manages the investor relations function, it may affect the price of the Company's Securities.

(3)

The notification of the implementation of the Blackout Period for specific periods of time to Insiders of Telkom is made by the Working Unit that manages the Investor Relations function with the assistance of the Working Unit that manages employee or Company communications.

(4)	The Company may at any time extend the term of the Blackout Period for a certain period of time, if required.

(5)	The implementation process of the Blackout Period for specific periods of time refers to the guidelines detailed in Appendix II of this Regulation.

CHAPTER IV

SECURITIES TRANSACTIONS BY INSIDERS OF TELKOM THAT ARE NOT PROHIBITED

Article 10

Securities Transactions involving the Securities of Telkom, Issuers or Public Companies or Other Companies that Are Engaged in Transactions with Telkom and Provision of Insider Information to Other Parties that are Not Prohibited

Securities transactions and the provision of Insider Information of Telkom to Other Partiesare permitted under the following conditions:

a.

Securities Transactions are conducted between Insiders of Telkom who possess the same Insider Information of Telkom regarding Securities of Telkom or issuers or public companies or other companies that are engaged in transactions with Telkom and such Securities Transactions occur off the Stock Exchange; or

b.

Securities Transactions are conducted by Insiders of Telkom who possess Insider Information of Telkom with parties who are not Insiders of Telkom on Securities of issuers or public companies or other companies that are engaged in transactions with Telkom and occur off the Stock Exchange subject to the following conditions:

1.	Such Insiders of Telkom shall first disclose all Insider Information of Telkom to such non-insider party;

2.

Such parties who are not Insiders of Telkom shall agree not to use the Insider Information of Telkom for anything other than conducting such Securities Transactions involving the Securities of issuers or public companies or other companies that are engaged in transactions with Telkom with such Insider of Telkom;

3.

Such non-Insider party shall provide a written statement to the Insider of Telkom who provides such information which states that the information that will be received will be kept confidential and will not be used for any other purposes other than to conduct such Securities Transaction involving the Securities issuers or public companies or other companies that are engaged in transactions with Telkom with such Insider of Telkom; and

4.

Such non-Insider party does not conduct a Securities Transaction involving the Securities of issuers or public companies or other companies that are engaged in a transaction with Telkom within a period of 6 (six) months since the date when the information is obtained, other than to carry out a Securities Transaction with such Insider of Telkom.

Article 11

Provision of Insider Information of Telkom to Other Parties for Securities Transactions of Issuers or Public Companies or Other Companies that are Engaged in Transactions with Telkom

The Insiders of Telkom may only provide Insider Information of Telkom to Other Parties for the purpose of providing material consideration to such Other Parties in order to carry out Securities Transactions involving the Securities of issuers or public companies or other companies that are engaged in transactions with Telkom, in accordance with the Article 10 letter b number 2, number 3, and number 4.

Article 12

Sale of Securities of Issuers or Public Companies or Other Companies Engaged in Transactions with Telkom by Insiders of Telkom

Insiders of Telkom who possess Insider Information of Telkom may sell Securities of issuers or public companies or other companies that carry out transactions with Telkom that they own, provided that the sale is conducted on a Stock Exchange or at a public auction at the highest bid  and complies with the following provisions:

a.	Such sale is based on a court decision that has obtained permanent legal force or the implementation of a pledge; or
b.	Such Insider of Telkom is not able to influence or control the timing of the sales and/or the selling price of Securities of issuers or public companies or other companies that are engaged in transactions with Telkom, either directly or indirectly and decisions on the timing of the sales and selling prices are made by Other Parties that do not have access to the Insider Information.

CHAPTER V

REPORTING OBLIGATIONS ON SECURITIES TRANSACTIONS INVOLVING COMPANY SECURITIES FOR THE INSIDERS OF TELKOM

Article 13

Report on the Securities Transactions Involving Company Securities to the Financial Services Authority

(1)

The Insiders of Telkom who carry out the Securities Transactions involving the Company’s Securities that are permitted under this Regulation are required to report such transaction to the Financial Services Authority (OJK).

(2)	Reporting as referred in paragraph (1) must be done no later than 10 (ten) days from the occurrence of the Securities Transaction involving the Company’s Securities.

(3)

In the event that the deadline for submitting the report as referred in paragraph (2) falls on a Saturday, Sunday, a public holiday, or a day when OJK is not otherwise open for business the report must be submitted no later than the next business day.

(4)

In the event that an Insider of Telkom submits a report after the deadline specified in paragraph (3), such delay will be calculated starting from the first day after the deadline for submitting the report as referred to in paragraph (3).

Article 14

Contents of the Report

(1)	The report as referred to in Article 13 shall contain at minimum the following information:
a.	Name, domicile, and nationality;
b.	The number of shares purchased or sold;
c.	Purchase and sale price per share;
d.	Date of transaction; and
e.	Purpose of the transaction.

(2)	The form of the report as referred to in paragraph (1) of this Article 14 can be found at Appendix III of this Regulation.

CHAPTER Vl

CLOSING

Article 15

Closing Provisions

(1)	This Regulation along with its Appendices are integral and inseparable.

(2)	The Head of the Working Unit that manages the Investor Relations function is authorized to enact further provisions under this Regulation.

(3)	This Regulation can be applied to the subsidiaries of Telkom and the affiliates of Telkom through an adoption and/or ratification mechanism.

(4)

In the event that there are any amendments to provisions related to Insider Trading in the applicable laws and regulations, articles of association, decisions of the board of commissioners, and/or the company regulations, compliance with such provisions will take precedence without awaiting amendments to this Regulation.

(5)	This Regulation comes into effect on the date it is determined.

Stipulated in: Jakarta On the date: 20 December 2024 PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASl INDONESIA Tbk DIRECTOR OF FINANCE AND RISK MANAGEMENT /s/ Heri Supriadi HERI SUPRIADI NIK: 651234

APPENDICES

REGULATION OF THE DIRECTOR OF FINANCE AND RISK MANAGEMENT

PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASl lNDONESIA Tbk

NUMBER : PR.705.02/r.00/HK270/COP-KOF00000/2024

DATE:20 December 2024

REGARDING:INSIDER TRAIDING

Certifying and stipulating the Appendices of this Regulation as attached which consists of:

APPENDIX I	Implementation Process of Regular Blackout Period
APPENDIX II	Implementation Process of Blackout Period for Certain Period of Time
APPENDIX III	Example of Format of Report on the Securities Transaction involving Company Securities by the Insiders of Telkom to the Financial Services Authority
APPENDIX IV	Example of Format of Notification on the Implementation of Blackout Period

Stipulated in: Jakarta On the date: 20 December 2024 PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASl INDONESIA Tbk DIRECTOR OF FINANCE AND RISK MANAGEMENT /s/ Heri Supriadi HERI SUPRIADI NIK: 651234

APPENDICES I

REGULATION OF THE DIRECTOR OF FINANCE AND RISK MANAGEMENT

PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASl lNDONESIA Tbk

NUMBER : PR.705.02/r.00/HK270/COP-KOF00000/2024

DATE:20 December 2024

REGARDING:INSIDER TRADING

IMPLEMENTATION PROCESS OF PERIODIC BLACKOUT PERIOD

APPENDICES II

REGULATION OF THE DIRECTOR OF FINANCE AND RISK MANAGEMENT

PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASl lNDONESIA Tbk

NUMBER : PR.705.02/r.00/HK270/COP-KOF00000/2024

DATE:20 December 2024

REGARDING:INSIDER TRADING

IMPLEMENTATION FLOW OF BLACKOUT PERIOD FOR CERTAIN PERIOD OF TIME

Informant
Start
There is a potential for Insider Information
Insider Informationn?
Yes
No
End of Process
Working Unit that manages the Investor Relations Function
Blackout Period Determination
Implemented for 5 (five) business days before the Insider Information becomes Public Information
Preparation of Blackout Period Notification Draft
Internal Review Process by the Implementing Unit
Final Draft Notification
Working Unit that manages the communication to the employees/the Company
Submission of Blackout Period Information to the Insiders
Submitted via:
1. Email Blast
2. Employee Internal Applications
3. Other platforms accessible by the Insiders

APPENDICES III

REGULATION OF THE DIRECTOR OF FINANCE AND RISK MANAGEMENT

PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASl lNDONESIA Tbk

NUMBER : PR.705.02/r.00/HK270/COP-KOF00000/2024

DATE:20 December 2024

REGARDING:INSIDER TRADING

EXAMPLE OF FORMAT OF REPORT ON THE SECURITIES TRANSACTION INVOLVING COMPANY SECURITIES BY THE INSIDERS OF TELKOM TO THE FINANCIAL SERVICES AUTHORITY

To.

Head of the Capital Market Supervisory Executive, Financial Derivatives, and Carbon Exchange of the Financial Services Authority.

Gedung Soemitro Djojohadikusumo

Jalan Lapangan Banteng Timur 2-4

Jakarta 10710

Indonesia

Dear Sir/Madam,

In order to comply with the Provision of Article 5 Paragraph (1) of the Financial Services Authority (OJK) Regulation Number: 78/POJK.04/2017 on the Securities Transactions that are Not Prohibited for Insiders, we hereby submit information related to the Securities Transactions involving Company Securities conducted by the Insiders of Telkom:

Name	:
Address	:
Nationality	:
Number of Shares Purchased / Sold	:

(strike one out)

Share Purchase Price	:
Share Sale Price	:
Transaction Date	:
Purpose of the transaction	:

In witness whereof that can be conveyed, thank you for your attention.

(City), (Date)

___________________

(Name)

APPENDICES IV

REGULATION OF THE DIRECTOR OF FINANCE AND RISK MANAGEMENT

PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASl lNDONESIA Tbk

NUMBER : PR.705.02/r.00/HK270/COP-KOF00000/2024

DATE:20 December 2024

REGARDING:INSIDER TRADING

EXAMPLE OF FORMAT OF NOTIFICATION ON THE IMPLEMENTATION OF BLACKOUT PERIOD

BLACKOUT PERIOD IMPLEMENTATION NOTIFICATION

FOR ________

No. ________

Based on the Regulation of the Director of Finance and Risk Management No. ________, we hereby announce to _________ that from _________ to _________, a Blackout Period will be implemented due to the upcoming material corporate actions, namely ________.

During this Blackout Period, _________ is not allowed to carry out:

1.	Carry out Securities Transactions involving Company Securities, except as otherwise specified in [Official title of Telkom’s Insider Trading Policy];
2.	Carry out Securities Transactions of issuers, public companies or other companies that are currently engaged in transactions with Telkom; and
3.	Requesting Other Parties to conduct Securities Transitions involving Company Securities on the basis of Insider Information of Telkom.

For Insiders of Telkom who meet the provisions as stipulated in the Regulation of the Financial Services Authority Number: 78/POJK.04/2017 on the Securities Transactions that are Not Prohibited for Insiders (POJK 78/2017), please comply with the provisions in POJK 78/2017 by submitting a report to the Financial Services Authority using the form which can be downloaded at the following link __________.

In witness whereof we convey this notification, we thank you for your attention.